Exhibit 4.4
                                                               -----------











                                 FORT HOWARD
                    PROFIT SHARING RETIREMENT MASTER TRUST

                         	(Effective January 1, 1996)














































                             TABLE OF CONTENTS
                             -----------------


ARTICLE I                                                              3
      Title-Purpose-Policy-Effect                                      3
            Name                                                       3
            Definitions                                                3
            Purpose                                                    7
            Fiduciary Responsibility
            Effect                                                     8
            Domestic Trust                                             8
            Trustee Not Responsible for Enforcing
                 Contributions or for Sufficiency                      8

ARTICLE II                                                             9
      Valuation and Records                                            9
            Valuations                                                 9
            Participant Records and Accounts                           9

ARTICLE III                                                           10
      Administration of Plans                                         10
            Payment of Benefits                                       10
            Reliance on Investment Advisory Board                     10
            Trustee Not Responsible for Plan Administration           10

ARTICLE IV                                                            11
      Relating to the Investment Advisory Board                       11
            The Investment Advisory Board                             11
            Investment Advisory Board's General Powers,
                  Rights and Duties                                   12
            Manner of Action of Investment Advisory Board             14
            Resignation or Removal of Investment Advisory
                  Board                                               15

ARTICLE V                                                             15
      Investment of Trust Assets                                      15
            Asset Managers                                            15
            Investment Powers                                         17
            Custodians                                                18

ARTICLE VI                                                            20
      Investment Funds Within the Trust Fund                          20
            Investment Funds                                          20
            Commingling                                               21

ARTICLE VII                                                           22
      Responsibility for Directed Funds                               22
            Responsibility for Selection of Agents                    22
            Trustee Not Responsible for Investments in
                  Directed Funds                                      23
            Investment Vehicles                                       23
            Reliance on Asset Manager                                 24
            Merger of Funds                                           25
            Notification of Named Fiduciary in Event of
                  Breach                                              25
            Certain Duties                                            26
            Duty to Enforce Claims                                    26
            Restrictions on Transfer                                  26

ARTICLE VIII                                                          27
      Powers of Asset Managers and Trustee                            27
            General Powers                                            27
            Additional Powers of Trustee                              30
            Limitation of Powers                                      35

ARTICLE IX                                                            36
      Records and Accounts of Trustee                                 36
            Records                                                   36
            Annual Account                                            36
            Periodic Account                                          36
            Account Stated                                            37
            Judicial Accountings                                      37
            Necessary Parties                                         37
            Retention of Records                                      37

ARTICLE X                                                             38
      Compensation, Taxes and Expenses                                38
            Compensation and Expenses                                 38
            Taxes                                                     39
            Allocation                                                39
            Agents, Attorneys, Accountants, Etc.                      40

ARTICLE XI                                                            41
      Resignation or Removal of Trustee                               41
            Resignation or Removal                                    41
            Designation of a Successor                                41
            Duties of Resigning or Removed Trustee and of
                  Successor Trustee                                   41
            Reserve for Expenses                                      42

ARTICLE XII                                                           43
      Amendment or Termination                                        43
            Amendment                                                 43
            Termination                                               43
            Trustee's Authority to Survive Termination                43
            Approvals                                                 43

ARTICLE XIII                                                          44
      Authorities                                                     44
            Corporation                                               44
            Form of Communications                                    44
            Continuation of Authority                                 45
            No Obligation to Act on Unsatisfactory Notice             45

ARTICLE XIV                                                           45
      General Provisions                                              45
            Governing Law                                             45
            Entire Agreement                                          45
            Mistake                                                   46
            Reliance on Experts                                       46
            Notices                                                   46
            Plan Documents                                            47
            No Waiver; Reservation of Rights                          47
            Descriptive Headings                                      47
            Spendthrift Provision                                     47
            Waiver of Notice                                          48
            Gender and Number                                         48
            Counterparts                                              48
            Severability                                              48
            Scope of this Agreement                                   48
            No Reversion in Companies                                 48

ARTICLE XV                                                            49
      Liabilities                                                     49
            Liabilities Mutually Exclusive                            49
            Limitation of Liability                                   49
            Indemnification                                           50

ARTICLE XVI                                                           52
      Plans and Agreement                                             52
            Adoption of Agreement by Subsidiaries
                  and Affiliates                                      52
            Segregation from Further Participation                    53
            Segregation of Assets Allocable to Specific
                  Employees                                           54

ARTICLE XVII                                                          55
      Merger or Consolidation                                         55
            Merger or Consolidation of Trustee                        55
            Merger or Consolidation of Corporation                    55
            Merger or Consolidation of Plan                           56

Exhibit A                                                             59

Appendix A - Investment Funds                                         60































     Agreement and Declaration of Trust (hereinafter referred to as "Agreement") made as of the first day of January, 1996, by and between FORT HOWARD CORPORATION, a Delaware corporation, and BANKERS TRUST COMPANY, a New York banking corporation,

                            	W I T N E S S E T H:

          WHEREAS, Fort Howard Corporation and certain of its subsidiaries and affiliates (hereinafter referred to singularly as a "Company" and collectively as the "Companies") have adopted employee benefit plans and may in the future adopt additional employee benefit plans meeting the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended, and validly existing regulations thereunder (hereinafter referred to in their entirety as the "Code"), for the benefit of the employees therein described; and

          WHEREAS, Fort Howard Corporation and Bankers Trust Company (hereinafter referred to as the "Trustee") wish to establish a master trust, pursuant to which assets will be held to provide for the funding of and payment of benefits under such plans; and

          WHEREAS, Fort Howard Corporation wishes to provide for the diversification of management of the assets of the master trust by providing for the appointment of various investment managers to manage separate portions of such assets; and

          WHEREAS, the Companies adopting this Agreement and the Trustee wish both to amend and restate the trust agreement known as the Fort Howard Profit Sharing Retirement Trust between Fort Howard Corporation and Mellon Bank, N.A. (hereinafter referred to as the "Prior Trust Agreement") so that this Agreement shall be deemed to supersede such Prior Trust Agreement and also to adopt this Agreement and the master trust created hereby as the trust agreement and trust for those plans referred to in Exhibit A (in each case with separate accounting for the interests of each plan having assets in the master trust, as more completely described herein);

          NOW, THEREFORE, IT IS AGREED, that this Agreement shall be the superseding trust agreement to the Prior Trust Agreement adopted by Fort Howard Corporation, and further, that this Agreement and master trust shall also be the trust agreement and trust for those plans referred to in Exhibit A to this Agreement and such additional employee benefit plans as may be designated by the Corporation or authorized pursuant to Section 16.1 hereof with the prior written consent of Bankers (such plans are hereinafter referred to individually as the "Plan" and collectively as the "Plans"), provided that this Agreement shall be adopted only with respect to employee benefit plans meeting the requirements of Section 401(a) of the Code.

     IT IS FURTHER AGREED as follows:

                                 ARTICLE I
                        Title-Purpose-Policy-Effect
                        ---------------------------

     1.1. Name. The master trust established hereunder shall be known as the Fort Howard Profit Sharing Retirement Master Trust and is sometimes hereinafter referred to as the "Trust."

     1.2. Definitions. Where used in this Agreement, unless the context otherwise requires or unless otherwise expressly provided:

            (a) "Account Party" shall mean the Person designated by the Corporation to represent the Corporation for this purpose, the Named Fiduciary and any Person to whom the Trustee shall be instructed by the Named Fiduciary to deliver its annual or other periodic account under
     Section 9.2 or Section 9.3, except, that with respect to any filings, notices, reports or accountings required to be given under the General Trust, "Account Party" shall be limited to that officer designated herein to represent the Corporation.

            (b) "Accounting Period" shall mean either the twelve consecutive month period coincident with the calendar year or the shorter period in any year in which the Trustee accepts appointment as Trustee hereunder or ceases to act as Trustee for any reason.

            (c) "Agreement" shall mean all of the provisions of this instrument and of all other written instruments amendatory hereof.

            (d) "Asset Manager" shall mean the Trustee (other than for purposes of Article VII), Named Fiduciary or Investment Manager, individually or collectively as the context shall require, with respect to those assets held in any Investment Fund established hereunder over which it exercises, or to the extent it is authorized to exercise, discretionary investment authority or control.

            (e) "Bank business day" shall mean a day on which the Trustee is open for business.

            (f)  "Bankers" shall mean Bankers Trust Company.

            (g) "Board of Directors" shall mean the board of directors of the Corporation.

            (h) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and Regulations issued thereunder.

            (i) "Corporation" shall mean Fort Howard Corporation or any successor thereto.

            (j) "Directed Fund" shall mean any Investment Fund, or part thereof, subject to the discretionary management and control of the Named Fiduciary or any Investment Manager, other than the Trustee.

            (k) "Discretionary Fund" shall mean any Investment Fund, or part thereof, subject to the discretionary management and control of the Trustee.

            (l) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            (m) "General Trust" shall mean the BT Pyramid Trust created by Bankers Trust Company under Declaration of Trust effective June 30, 1991, as heretofore or hereafter amended.

            (n) "Investment Advisory Board" shall mean the entity described in Article IV hereof. The Investment Advisory Board is the entity responsible for benefit administration under the Plans.

            (o) "Insurance Contract" shall mean any contract or policy (including any annuity contract) of any kind issued by an insurance company, whether or not providing for the allocation of amounts received by the insurance company thereunder solely to the general account or solely to one or more separate accounts (including separate accounts maintained for the collective investment of qualified retirement plans), or a combination thereof, and whether or not any such allocation may be made in the discretion of the insurance company.

            (p) "Investment Fund" shall mean each pool of assets established for investment purposes pursuant to Section 6.1 of the Trust. The term shall also include for all purposes hereof any sub-fund or account into which an Investment Fund shall be divided from time to time at the direction of the Named Fiduciary.

            (q) "Investment Manager" shall mean a bank, insurance company or investment advisor satisfying the requirements of Section 3(38) of ERISA.

            (r) "Investment Vehicle" shall mean any common, collective or commingled trust (other than the General Trust or an Investment Fund), investment company, corporation functioning as an investment intermediary, Insurance Contract, partnership, joint venture or other entity or arrangement to which, or pursuant to which, assets of an Investment Fund within the Trust may be transferred or in which the Trust has an interest, beneficial or otherwise (whether or not the underlying assets thereof are deemed to constitute "plan assets" for any purpose under ERISA).

            (s) "Named Fiduciary" shall mean the Person or its designee, who, within the meaning of Section 402(a), 402(c)(3) or 403(a)(1) of ERISA, has the authority to perform the separate functions allocated to that "Named Fiduciary" under this Agreement. Unless otherwise specifically provided to the contrary, the Named Fiduciary shall mean the investment Advisory Board appointed pursuant to the Plans.

            (t) "Plan" or "Plans" shall mean those employee benefit plans referred to in Exhibit A.

            (u) "Person" shall mean a natural person, trust, estate, corporation of any kind or purpose, mutual company, joint-stock company, unincorporated organization, association, partnership, joint venture, employee organization, committee, board participant, beneficiary, trustee, partner, or venturer acting in an individual, fiduciary or representative capacity, as the context may require.

            (v)  "Section" shall mean any Section of this Agreement.

            (w) "Trust Fund" shall mean all cash and other property contributed, paid or delivered to the Trustee hereunder, all investments made therewith and proceeds thereof and all earnings and profits thereon, less payments, transfers or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein.
     The Trust Fund shall include each Investment Fund and all evidences of ownership, interest or participation in an Investment Vehicle, but shall not, solely by reason of the Trust Fund's investment therein, be deemed to include any assets of such Investment Vehicle.

            (x) "Trustee" shall mean Bankers Trust Company, as Trustee of the Trust.

            (y) "Valuation Date" shall mean the last day of each month until April 1, 1996, and thereafter shall mean each Bank business day.

     1.3. Purpose. The Trust is established to fund the benefits payable to participants and their beneficiaries under the Plans.

     1.4. Fiduciary Responsibility. The Trustee, the Investment Advisory Board, any Asset Manager appointed hereunder, and any other fiduciary under the Plans or Trust shall discharge their respective duties thereunder solely in the interest of participants and their beneficiaries, for the exclusive purpose of providing their benefits and defraying reasonable expenses of Plan and Trust administration, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. No provision in the Plans or Trust is intended to relieve a fiduciary from any duty or obligation imposed by applicable law.

     1.5. Effect. All Persons at any time interested in the Plans shall be bound by the provisions of this Agreement and, in the event of any conflict between this Agreement and the provisions of the Plans or any instrument or agreement forming part of the Plans other than this Agreement, the provisions of this Agreement shall control.

     1.6. Domestic Trust. The Trust shall at all times be maintained as a domestic trust in the United States.

     1.7. Trustee Not Responsible for Enforcing Contributions or for Sufficiency. The Trustee shall have no responsibility for enforcing payment of any contribution to the Plans, for the timing or amount thereof, or for the adequacy of the Trust Fund or the funding standards adopted for the Plans to meet or discharge any pension or other liabilities of the Plans.

                                  ARTICLE II
                            Valuation and Records
                            ---------------------

     2.1. Valuations. The Trustee shall determine the value of the assets of the Trust Fund and each Investment Fund as of each Valuation Date. Except in the case of an Investment Fund in which amortized cost is the valuation method designated, assets will be valued at their market values at the close of business on the Valuation Date, or, in the absence of readily ascertainable market values, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied. Anything in this Agreement to the contrary notwithstanding, with respect to assets constituting part of a Directed Fund, the Trustee may rely for all purposes of this Agreement on the latest valuation and transaction information submitted to it by the Person responsible for the investment of such assets even if such information predates the Valuation Date. The Named Fiduciary will cause such Person to provide the Trustee with all information needed by the Trustee to discharge its obligations to value such assets and to account under this Agreement.

     2.2. Participant Records and Accounts. A description of the separate records and accounts to be maintained by the Trustee with respect to each participant in the Plans will be described in a separate recordkeeping agreement.

                                ARTICLE III
                           Administration of Plans
                           -----------------------

     3.1. Payment of Benefits. On the direction of the Investment Advisory Board, the Trustee shall pay moneys out of the Plans directly to or for the benefit of participants in the Plans and their beneficiaries, or to an insurance company to provide for the payment of such benefits by the purchase of an Insurance Contract, or to a paying or disbursing agent (which may be the Investment Advisory Board). Any assets disbursed or paid over by the Trustee pursuant to this Section 3.1 shall no longer be part of the Trust Fund.

     3.2.   Reliance on Investment Advisory Board.  Any directions pursuant to
Section 3.1 may, but need not, specify the application to be made of moneys so ordered. The Trustee shall charge such transfer against the Plans as the Investment Advisory Board shall direct. The Trustee shall have no duty to make any independent inquiry as to whether a payee or distributee is entitled thereto or as to whether any such payment or distribution is proper, and the Trustee shall not be liable for a payment or distribution made as directed by the Investment Advisory Board. The Trustee shall notify the Investment Advisory Board if a payment or distribution is returned to the Trustee.

     3.3. Trustee Not Responsible for Plan Administration. The Trustee shall not be held responsible for the form, terms or payment provisions of any Insurance Contract which it is directed to purchase to provide for the payment of benefits under the Plans, for performing any functions under any such Insurance Contract which it may be directed to purchase and/or hold as contract holder thereunder (other than the execution of any documents incidental thereto and transfer or receipt of funds thereunder), or for any other matter affecting the administration of the Plans, by the Corporation or the Investment Advisory Board or any other Person to whom such responsibility is allocated or delegated pursuant to the terms of the Plans.

                                  	ARTICLE IV
                  Relating to the Investment Advisory Board
                  -----------------------------------------

     4.1. The Investment Advisory Board. The Chairman of the Board of the Corporation shall appoint an Investment Advisory Board, which shall have the powers, rights, duties and responsibilities described in Section 4.2 and elsewhere in this Agreement; it being intended that the Investment Advisory Board shall have the responsibility as to the investment and allocation of the assets of this Trust Fund and any assets relating to the Plans. The Secretary or Assistant Secretary of the Corporation shall certify to the Trustee each appointment, resignation or removal of an Investment Advisory Board member and the persons who are selected as chairman and secretary, respectively, of the Investment Advisory Board. The Trustee may rely on the latest such certificate received without further inquiry or verification. The Trustee also may rely on an instrument signed by any member of the Investment Advisory Board or any individual authorized to act on behalf of the Investment Advisory Board as to any action or non-action by the Investment Advisory Board.

     4.2. Investment Advisory Board's General Powers, Rights and Duties. The Investment Advisory Board shall have the following powers, rights and duties in connection with the investment of the Trust Fund in addition to those vested in it elsewhere in this Agreement:

            (a) To direct the Trustee from time to time to establish one or more Investment Funds. At their discretion, and subject to the direction of Plan participants to the extent provided under such Plans to specify the investment of account balances, the Investment Advisory Board may direct the Trustee to transfer assets from one Investment Fund to another Investment Fund. The Investment Advisory Board may also direct the Trustee to transfer assets held by the Trustee to a Custodian (as defined in Section 5.3 hereof) of an Investment Fund and, if assets of an Investment Fund are to be invested in an Insurance Contract, may direct the Trustee to apply for such contract and to transfer assets to such contract. The Investment Advisory Board may, in its discretion, direct the Trustee to combine two or more Investment Funds for the purpose of accounting for Plan assets.

            (b) To direct the Trustee from time to time to effect withdrawals from the Investment Funds and to distribute the proceeds.

            (c) To appoint or remove Asset Managers pursuant to Section 5.1 and, at its discretion, to direct the Trustee to employ professional investment advisors (any such advisor may be the bank acting as Trustee) for the purpose of evaluation of the investment performance of any Investment Fund or Funds on such terms and conditions as shall be specified by the Investment Advisory Board.

            (d) To direct the investment of one or more Investment Funds upon notification to the Trustee that such investment shall be the responsibility of the Investment Advisory Board and the Trustee shall thereafter take direction for the investment of such Investment Fund(s) from the Investment Advisory Board.

            (e) To direct the Trustee to borrow amounts in accordance with subparagraph 8.2(c) of this Agreement, and to direct the mortgage or pledge of all or any part of the Trust Fund in connection with any such borrowing, and to direct such other acts as specifically set forth in
     Section 8.2.

            (f) To determine, as Named Fiduciary, the diversification policy (if required) of the Trust Fund, to monitor adherence by the Asset Managers to such policy, and to advise the Asset Managers with respect to limitations on employer or other securities or property contained in the Plans or imposed on the Plans by applicable law or by it.

     4.3. Manner of Action of Investment Advisory Board. During a period in which two or more Investment Advisory Board members are acting, the following provisions shall apply where the context admits:

            (a) An Investment Advisory Board member, in writing, may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

            (b) The Investment Advisory Board members may act by meeting or by writing signed without a meeting, and may sign any document by signing one document or concurrent documents.

            (c) An action or a decision of a majority of the members of the Investment Advisory Board as to a matter shall be effective as if taken or made by all members of the Investment Advisory Board.

            (d) If, because of the number qualified to act, there is an even division of opinion among the Investment Advisory Board members as to a matter, a party selected by the Chairman of the Board of the Corporation shall decide the matter and such party's decision shall control.

            (e) Subject to applicable law, no member of the Investment Advisory Board shall be liable or responsible for an act or omission of the other Investment Advisory Board members in which the former has not concurred, and the certificate of the chairman or secretary of the Investment Advisory Board that the Investment Advisory Board has taken or authorized any action shall be conclusive in favor of any person relying on such certificate.

     4.4. Resignation or Removal of Investment Advisory Board. A member of the Investment Advisory Board may be removed by the Chairman of the Board of the Corporation (or Company) at any time by written notice to him, and the other members of the Investment Advisory Board. A member of the Investment Advisory Board may resign at any time by giving prior written notice to the Chairman of the Board of the Corporation and the other members of the Investment Advisory Board. The Chairman of the Board of the Corporation may fill any vacancy in the membership of the Investment Advisory Board. The Chairman of the Board of the Corporation shall give prompt written notice thereof to the successor Investment Advisory Board member. The Secretary or Assistant Secretary of the Corporation shall give prompt written notice to the Trustee of such removal or resignation. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Investment Advisory Board.

                                 ARTICLE V
                         Investment of Trust Assets
                         --------------------------

     5.1. Asset Managers. The Investment Advisory Board, as the Named Fiduciary, at its sole discretion, may appoint a professional investment manager as Asset Manager of all or any portion of any Investment Fund established pursuant to the direction of the Investment Advisory Board. More than one Asset Manager may be appointed for any single Investment Fund. Appointment of an Asset Manager shall be made by written notice to the Asset Manager and the Trustee, which notice shall specify that portion of the assets of the Trust Fund subject to investment direction by that Asset Manager. An Asset Manager so appointed pursuant to this paragraph shall be a registered investment adviser under the Investment Advisers Act of 1940, or a bank defined in said Act, or a legal reserve life insurance company qualified to manage, acquire or dispose of assets of the Trust Fund under the laws of more than one state, and shall acknowledge in writing to the Investment Advisory Board and the Trustee that it accepts such appointment and is a fiduciary (as defined in Section 3(21) of ERISA) with respect to this Trust Fund and the related Plans insofar as the management and control of investments of the Investment Fund and Plans are concerned. The Investment Advisory Board shall promptly notify the Trustee in writing of such appointment and thereafter the Trustee shall be subject to the direction of the Asset Manager as respects the investment, retention or sale of the assets of the applicable Investment Fund, including the receipt and delivery of assets purchased or sold by the Asset Manager. The Trustee may assume that such appointment continues in effect until it receives written notice to the contrary from the Investment Advisory Board or such Asset Manager. An Asset Manager may resign at any time upon prior written notice to the Investment Advisory Board and the Trustee. The Investment Advisory Board may remove an Asset Manager at any time by prior written notice to the Asset Manager and the Trustee. Subject to applicable law, it is intended that an Asset Manager shall have full responsibility with respect to the assets of the Investment Fund for which it has the power of investment direction and that the Asset Manager shall have the powers, rights and duties set forth in Section 8.1, and that the Trustee shall have no obligation as to the investment of such assets as long as they are subject to investment direction by that Asset Manager. Notwithstanding the foregoing, with the prior approval of an Asset Manager, the Trustee shall have the power, right and duty to invest cash balances held by it from time to time as a part of an Investment Fund in short-term cash equivalents having ready marketability, including, but not limited to, United States treasury bills, commercial paper, certificates of deposits and similar types of securities, and including investment in any appropriate common, commingled or collective short-term investment fund maintained by Bankers as trustee, and the Trustee also shall have the power, right and duty to sell such short-term investments as may be necessary to carry out the instructions of the Asset Manager or the Investment Advisory Board regarding that Investment Fund.

     5.2. Investment Powers. Anything herein notwithstanding, the Trust Fund shall be invested in such Investment Funds as the Investment Advisory Board shall direct the Trustee in writing to establish. The Investment Advisory Board shall direct the Trustee with respect to the allocation of assets among the Investment Funds and shall adopt the investment policy to be followed in investing the Investment Funds. Pending directions from the Investment Advisory Board with respect to the allocation of contributions among the Investment Funds, the Trustee shall hold the contributions for each Plan in an account invested in short-term investments which may include investment in its collective short-term investment fund. Cash held for a Plan or in an Investment Fund pending investment or distribution shall be invested in short-term investments which may include the collective short-term investment fund of Bankers.

     5.3. Custodians. If the Investment Advisory Board appoints a national banking association or bank incorporated under state law (other than the Trustee) as Asset Manager of any Investment Fund (the "Fund"), then, notwithstanding any other provisions of this Agreement, the Investment Advisory Board may, with the consent of the Trustee, also designate such bank to be employed by the Trustee as "Custodian" of the assets from time to time forming a part of that Fund, in which event the following shall apply:

            (a) The Trustee shall enter into an agreement with the bank so named employing it as agent of the Trustee and Custodian of that Fund and delegating to the Custodian the same powers, rights and duties otherwise reserved to the Trustee under this Agreement in regard to the retention and administration of that Fund, it being intended that, except as provided to the contrary in this Section, the conditions and limitations of this Agreement otherwise applicable to the Trustee shall be applicable to the Custodian, but only with respect to that Fund, and the Custodian shall have responsibility for the holding and safekeeping of the assets of that Fund, in addition to its duties as Asset Manager, and shall maintain the records and accounts, and shall submit to the appropriate party or parties the periodic reports, otherwise required of the Trustee as to that Fund.

            (b) The provisions of such agreement shall include the right reserved to the Custodian to resign as such at any time by giving prior written notice to the Investment Advisory Board and the Trustee and the right reserved to the Trustee to terminate the employment of the Custodian at any time by giving prior written notice to the Custodian and the Investment Advisory Board.

            (c) The Custodian shall be entitled to reasonable compensation for its duties as such as may be agreed upon from time to time between the Custodian and the Investment Advisory Board, which compensation may be included in and paid pursuant to the Custodian's compensation arrangement with the Investment Advisory Board for services rendered by it as Asset Manager.

            (d) The Trustee shall promptly transfer to the Custodian the assets of that Fund and, until its employment as Custodian ends and all assets held by it as to that Fund have been returned to the possession of the Trustee, the Custodian shall hold and be responsible for the retention and administration of the assets of that Fund as agent of the Trustee.

If the Investment Advisory Board designates a legal reserve life insurance company as Asset Manager of any Investment Fund pursuant to Section 5.1, then, notwithstanding any other provisions of this Agreement, the Investment Advisory Board shall direct the Trustee to execute an Insurance Contract with the insurance company providing for the investment of the assets of that Investment Fund by the insurance company and for purposes of this Agreement the insurance company shall be deemed to be the Custodian of the assets which are transferred from time to time to the insurance company as a part of the Investment Fund.

                                 ARTICLE VI
                   Investment Funds Within the Trust Fund
                   --------------------------------------

     6.1. Investment Funds. Concurrent with the establishment of this Trust, and from time to time thereafter, the Investment Advisory Board shall direct the Trustee to establish and maintain one or more Investment Funds for the purpose of investing the deposits of the Plans. As of the date hereof, the Trust Fund shall be held and invested in the Investment Funds listed and described in Appendix A attached hereto. The investment of the assets of each Investment Fund or part thereof that is a Discretionary Fund shall be the responsibility of the Trustee unless otherwise directed by the Investment Advisory Board as provided in Section 4.2; the investment of the assets of each Investment Fund or part thereof that is a Directed Fund shall be the responsibility of the Asset Manager appointed pursuant to Section 5.1. Investment of the assets of an Investment Fund shall be made pursuant to investment guidelines promulgated by the Investment Advisory Board for that Investment Fund, which guidelines shall be furnished in writing by the Investment Advisory Board to the Trustee and the Asset Manager appointed for that Investment Fund. The investment guidelines for any Investment Fund may be modified by the Investment Advisory Board from time to time but such revised guidelines shall be promptly furnished in writing to the Trustee and the Asset Manager, if any, for that Investment Fund. The Trustee shall have no authority or obligation to invest or reinvest cash balances of any Directed Fund in the General Trust or otherwise pursuant to this Agreement unless and until it receives appropriate directions from the Asset Manager. The Trustee also shall have no responsibility with respect to the formulation of any funding policy or any investment or diversification policies embodied therein. Any investment limitation affecting employer securities shall not be applicable to the extent any Investment Fund is invested in units of the General Trust.

     6.2. Commingling. The Trustee may commingle the assets attributable to the Plans for which contributions are made under this Agreement if this Agreement is applicable to more than one Plan, and may commingle the Trust Fund with funds of other trusts of similar nature created by the Companies for the exclusive benefit of their employees. The Trustee shall maintain such records as are necessary in order to maintain a separation of the Trust Fund from the funds of the other trusts maintained by the Companies and to separate the assets attributable to each of the Plans for which contributions are made under this Agreement. The Companies shall be responsible for causing sufficient records to be maintained to ensure that benefits and liabilities payable with respect to each Plan shall be paid from the assets allocable to each such Plan. Should separation be required, either of the Trust Fund from other trusts maintained by the Companies or of any Plan for which contributions are made under this Agreement from the Trust Fund, the Trustee shall make such separation in accordance with generally accepted accounting principles and, where applicable, upon the certification of an enrolled actuary.

                                ARTICLE VII
                     Responsibility for Directed Funds
                     ---------------------------------

     7.1. Responsibility for Selection of Agents. All transactions of any kind or nature in or from a Directed Fund shall be made upon such terms and conditions and from or through such brokers, dealers and principals and other agents as the Asset Manager shall direct. No such transactions shall be executed through the facilities of the Trustee except where the Trustee shall make available its facilities solely for the purpose of temporary investment of cash reserves of a Directed Fund. However, nothing in the preceding sentence shall confer any authority upon the Trustee to invest the cash balances of any Directed Fund unless and until it receives directions from the Asset Manager.

     7.2. Trustee Not Responsible for Investments in Directed Funds. The Trustee shall be under no duty or obligation to review or to question any direction of any Asset Manager, or to review securities or any other property held in any Directed Fund with respect to prudence or proper diversification or compliance with any limitation on the Asset Manager's authority under this Agreement or the terms of the Plans, any agreement entered into between the Corporation or the Investment Advisory Board and the Asset Manager or imposed by applicable law, or to make any suggestions or recommendation to the Corporation, the Investment Advisory Board or the Asset Manager with respect to the retention or investment of any assets of any Directed Fund, and shall have no authority to take any action or to refrain from taking any action with respect to any asset of a Directed Fund unless and until it is directed to do so by the Asset Manager.

     7.3. Investment Vehicles. Any Investment Vehicle, or interest therein, acquired by or transferred to the Trustee upon the directions of the Asset Manager shall be allocated to a designated Directed Fund, and the Trustee's duties and responsibilities under this Agreement shall not be increased or otherwise affected thereby. The Trustee shall be responsible solely for the safekeeping of the physical evidence, if any, of the Trust's ownership of or interest or participation in such Investment Vehicle.

     7.4. Reliance on Asset Manager. The Trustee shall be required under this Agreement to execute documents, to settle transactions, to take action on behalf of or in the name of the Trust and to make and receive payments on the direction of an Asset Manager. Any direction of an Asset Manager shall constitute a representation to the Trustee (i) that any agreement, deed, assignment or other document which the Trustee is requested or required to execute to effectuate a transaction has been reviewed by the Asset Manager,
(ii) that such instrument or document is in proper form for execution by the Trustee, and (iii) that, where appropriate, insurance protecting the Trust against loss or liability has been or will be maintained in the name of or for the benefit of the Trustee. The Trustee shall have no duty to make any independent inquiry or investigation as to any direction before acting upon such direction. In addition, the Trustee shall not be liable for the default of any Person with respect to any Investment Vehicle or any investment in a Directed Fund or for the form, genuineness, validity, sufficiency or effect of any document executed by, delivered to or held by it for any Directed Fund on account of such investment, or if, for any reason (other than the negligence or willful misconduct of the Trustee) any rights of the Trust therein shall lapse or shall become unenforceable or worthless.

     7.5. Merger of Funds. The Trustee shall not have any discretionary responsibility or authority to manage or control any asset held in a Directed Fund upon the resignation or removal of an Asset Manager unless and until it has been notified in writing by the Named Fiduciary that the Asset Manager's authority has terminated and that such Directed Fund's assets are to be integrated with the Discretionary Fund. Such notice shall not be deemed effective until two bank business days after it has been received by the Trustee. The Trustee shall not be liable for any losses to the Trust Fund resulting from the disposition of any investment made by the Asset Manager or for the retention of any illiquid or unmarketable investment or any investment which is not widely publicly traded or for the holding of any other investment acquired by the Asset Manager if the Trustee is unable to dispose of such investment because of any restrictions imposed by the Securities Act of 1933 or other Federal or state law, or if an orderly liquidation of such investment is impractical under prevailing conditions, or for failure to comply with any investment limitations imposed pursuant to Section 6.1, or for any other violation of the terms of this Agreement, the Plans or applicable law as a result of the addition of Directed Fund assets to the Discretionary Fund.

     7.6. Notification of Named Fiduciary in Event of Breach. If the Trustee has knowledge of a breach committed by an Asset Manager, it shall notify the Investment Advisory Board thereof, and, to the extent permitted by applicable law, the Investment Advisory Board and the Asset Manager shall thereafter assume full responsibility to all Persons interested in the Plan to remedy such breach.

     7.7. Certain Duties. The parties hereto acknowledge that while the Trustee will perform certain duties (such as custodial, reporting, recording, valuation and bookkeeping functions) with respect to Directed Funds, such duties will not involve the exercise of any discretionary authority to manage or control the assets of the Directed Funds and will be the responsibility of officers or other employees of the Trustee who are unfamiliar with and have no responsibility for investment management.

     7.8. Duty to Enforce Claims. The Trustee shall have no duty to commence or maintain any action, suit or legal proceeding on behalf of the Trust on account of or growing out of an investment made in or for a Directed Fund unless the Trustee has been directed to do so by the Asset Manager or the Investment Advisory Board and unless the Trustee is either in possession of funds sufficient for such purpose or has been indemnified to its satisfaction for counsel fees, costs and other expenses and liabilities to which it, in it sole judgment, may be subjected by beginning or maintaining such action, suit or legal proceeding.

     7.9. Restrictions on Transfer. Nothing herein shall be deemed to empower any Asset Manager to direct the Trustee to transfer any asset of a Directed Fund to itself except for purposes enumerated in paragraphs (j), (l) or (m) of Section 8.1.

                                ARTICLE VIII
                    Powers of Asset Managers and Trustee
                    ------------------------------------

     8.1. General Powers. Without limiting the powers and discretions conferred upon the Trustee or the Asset Managers by the other provisions of this Agreement, the Asset Managers and the Trustee shall have the following powers, rights and duties with respect to the assets of the Investment Fund subject to their management and control, and, upon the directions of an Asset Manager of a Directed Fund, the Trustee shall make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to enable the Asset Managers to carry out such powers:

            (a) to manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term (even though commencing in the future or extending beyond the term of the trust) and otherwise deal with all property, real or personal, in such manner, for such considerations, and on such terms and conditions as the Trustee or Asset Manager, as the case may be, shall decide, and no person dealing with the Trustee or Asset Manager shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

            (b) to temporarily retain in cash so much of the Trust Fund as it deems advisable;

            (c) to invest in any shares of stock, bonds, mortgages, notes, or other property of any kind, real or personal, and, with the consent of the Investment Advisory Board, to purchase or sell, write or issue, puts, calls or other options, covered or uncovered, to enter into financial futures contracts, forward placement contracts and standby contracts, and in connection therewith, to deposit, hold (or direct Bankers, as Trustee or in its individual capacity, to deposit or hold) or pledge assets of the Trust Fund;

            (d) to purchase part interests in real property or in mortgages on real property, wherever such real property may be situated;

            (e) to lease to others for any term without regard to the duration of the Trust any real property or part interest in real property;

            (f) to delegate to a manager or the holder or holders of a majority interest in any real property or mortgage on real property or in any oil, mineral or gas properties, the management and operation of any part interest in such property or properties (including the authority to sell such part interests or otherwise carry out the decisions of such manager or the holder or holders of such majority interest);

            (g) to vote upon any stocks, bond, or other securities (but subject to the suspension of any voting rights as a result of any broker loan or similar agreement); to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property;

            (h) to organize corporations under the laws of any state for the purpose of acquiring or holding title to property (or, in the case of a Directed Fund, to direct the Trustee to organize such corporations or to appoint an ancillary trustee acceptable to the Trustee for such purpose);

            (i) to invest in a fund consisting of securities issued by corporations and selected and retained solely because of their inclusion in, and in accordance with, one or more commonly used indices of such securities, with the objective of providing investment results for the fund which approximate the overall performance of such designated index;

            (j) to enter into any partnership, as a general or limited partner, or joint venture;

            (k) to purchase units or certificates issued by an investment company or pooled trust or comparable entity;

            (l) to transfer money or other property to an insurance company issuing an Insurance Contract;

            (m) as authorized by the Investment Advisory Board, to transfer assets of a Discretionary or Directed Fund to a common, collective or commingled trust fund exempt from tax under the Code, to be held and invested subject to all of the terms and conditions thereof, and such trust shall be deemed adopted as part of the Trust and the Plans to the extent that assets of the Trust are invested therein; provided, however, that any transfer from a Directed Fund to the General Trust may be made only with the prior approval of the Trustee and shall be invested only in one or more short-term investment funds or other special purpose funds established from time to time thereunder; and

            (n) to be reimbursed for the expenses incurred in exercising any of the foregoing powers and to pay the reasonable expenses incurred by any agent, manager or trustee appointed pursuant hereto.

     8.2. Additional Powers of Trustee. In addition, the Trustee is hereby authorized:

            (a) to register any securities held in the Trust Fund in its own name or in the name of a nominee and to hold any securities in bearer form, and to combine certificates representing such securities with certificates of the same issue held by the Trustee in other fiduciary or representative capacities or as agent for customers, or to deposit or to arrange for the deposit of such securities in any qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or to deposit or arrange for the deposit of any securities issued by the United States Government, or any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

            (b) to employ suitable agents, depositories and counsel, domestic or foreign, and to charge their reasonable expenses and compensation against the Trust Fund, and to confer upon any such depository the powers conferred upon the Trustee by paragraph (a) of this
     Section 8.2 as well as the power to appoint subagents and depositories, wherever situated, in connection with the retention of securities or other property;

            (c) at the direction of the Investment Advisory Board, to borrow money from any source as may be necessary or advisable to effectuate the purposes of the Trust on such terms and conditions as the Trustee, in its absolute discretion, may deem advisable;

            (d) as directed by the Investment Advisory Board, to deposit any funds of the Trust in accounts deposits or savings certificates, which bear a reasonable rate of interest, issued and maintained by Bankers Trust Company, in its separate corporate capacity, or in any other institution affiliated with Bankers Trust Company;

            (e) to compromise, compound, submit to arbitration or settle any debt or obligation owing to or from or otherwise adjust all claims in favor of or against the Trust Fund other than claims solely affecting the right of any Person to benefits under the Plans; to reduce or increase the rate of interest or extend, or otherwise modify, foreclose upon default, or enforce any such debt or obligation; at the direction of the Investment Advisory Board, to sue or defend suits or legal proceedings to protect any interest in the Trust and to represent the Trust in all suits or legal proceedings in any court or before any other administrative agency, body or tribunal;

            (f) to make any distribution or transfer of assets as of a Valuation Date or to effectuate participants' rights under the Plans in cash, and, in furtherance thereof, to value such assets, which valuation shall be conclusive and binding on all Persons;

            (g) upon the direction of the Investment Advisory Board, to maintain and operate one or more market inventory funds as a vehicle to exchange securities among Discretionary and Directed Funds without alienating the property from the Trust;

            (h) with the consent of the Investment Advisory Board, to loan securities held in the Trust Fund to brokers or dealers or other borrowers under such terms and conditions as the Trustee, in its absolute discretion, deems advisable, to secure the same in any manner permitted by law and the provisions of this Agreement, and during the term of any such loan, to permit the loaned securities to be transferred into the name of and voted by the borrowers or others, and, in connection with the exercise of the powers hereinabove granted, to hold any property deposited as collateral by the borrower pursuant to any master loan agreement in bulk, either as provided in paragraph (a) of this Section
     8.2 or otherwise, together with the unallocated interests of other lenders, and to retain any such property upon the default of the borrower, whether or not investment in such property is authorized under this Agreement, and to receive compensation therefor out of any amounts paid by or charged to the account of the borrower;

            (i) to hold uninvested cash awaiting investment and such additional cash balances as it shall deem reasonable or necessary, without incurring any liability for the payment of interest thereon;

            (j) to furnish the Investment Advisory Board with such information in the Trustee's possession as the Investment Advisory Board may reasonably need for tax or other purposes;

            (k) at the direction of the Investment Advisory Board, to receive, hold and invest any funds or other property transferred to the Trustee from:

                  (i) any other trust forming a part of a plan meeting the requirements of Section 401(a) of the Code;

                  (ii) an employee of a Company if such funds or property qualify as a rollover described in Section 402(c) of the Code; or

                  (iii) an individual retirement account or individual retirement annuity maintained by an employee of a Company, if such funds or property qualify as a rollover contribution described in Section 408(d)(3) of the Code;

     and to allocate, credit and distribute any such funds and other property so transferred in accordance with the direction of the Investment Advisory Board;

            (l) to transfer all or any portion of the Trust Fund to another trust or trusts forming a part of a plan or plans that meet the requirements of Section 401(a) of the Code, as directed by the Investment Advisory Board;

            (m)   to transfer an eligible rollover distribution described in
     Section 402(c)(4) of the Code directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Code, as directed by the Investment Advisory Board; and

            (n) generally, consistent with the provisions of this Agreement to perform all acts (whether or not expressly authorized herein) which it may deem necessary and prudent for the protection of the assets of the Trust.

     8.3. Limitation of Powers. The foregoing provisions of this Article VIII shall not be deemed to expand the permissible investments for any Investment Fund under Section 6.1 or to limit the Investment Advisory Board's power to restrict the exercise of the powers of an Asset Manager as provided in this Agreement. In addition, any powers conferred on the Trustee or any other Asset Manager hereunder may be suspended or revoked at any time by the Investment Advisory Board upon notice to the Asset Manager or the Trustee, as the case may be. Any oral notice hereunder shall be promptly confirmed in writing to the Trustee and the Asset Manager, but the Trustee shall have no responsibility hereunder unless and until it has received notice in accordance with Section 14.5.

                                 ARTICLE IX
                      Records and Accounts of Trustee
                      -------------------------------

     9.1. Records. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions in the Trust Fund and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any Person designated by the Named Fiduciary.

     9.2. Annual Account. Within ninety (90) days following the close of each Accounting Period, the Trustee shall file with the Account Party, in accordance with Section 14.5, a written account setting forth the receipts and disbursements of the Trust Fund and the investments and other transactions effected by it upon its own authority or pursuant to the directions of any Person as herein provided during the Accounting Period.

     9.3. Periodic Account. If so required by the terms of the Plans and agreed to by the Trustee, within thirty (30) days following the close of each calendar month, calendar quarter or other time period (but not more frequently than monthly) the Trustee shall provide the Account Party with, in accordance with Section 14.5, a written account for the Plans, setting forth the receipts and disbursements of the Trust Fund (and each of the Plans thereunder) and the investments and other transactions effected by it upon its own authority or pursuant to the directions of any Person as herein provided during such period; provided, however, that such written account shall be limited to an accounting of investments and transactions in the Trust Fund (and each of the Plans thereunder) and shall not affect the responsibilities of the parties under Section 2.2 herein.

     9.4. Account Stated. Upon the expiration of one hundred twenty (120) days from the date of filing its annual account with the Account Party, the Trustee shall be forever released and discharged from all liability and further accountability to the Companies, the Account Party or any other Person with respect to the accuracy of such accounting and the propriety of all acts and failures to act of the Trustee reflected in such account, except with respect to any such acts or transactions as to which the Account Party shall, within such 120-day period, file with the Trustee specific written objections.

     9.5. Judicial Accountings. Nothing herein shall in any way limit the Trustee's right to bring any action or proceeding in a court of competent jurisdiction to settle its account or for such other relief as it may deem appropriate.

     9.6. Necessary Parties. Except to the extent that Sections 502 and 504 of ERISA may provide otherwise, in order to protect the Trust Fund from the expense of litigation, no Person other than the Corporation shall be a necessary party in any proceeding under Section 9.5 or may require the Trustee to account or may institute any other action or proceeding against the Trustee or the Trust.

     9.7. Retention of Records. All records and accounts maintained by the Trustee with respect to the Trust Fund shall be preserved for a period of seven years. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first transferring to the Corporation any records and accounts requested. The Trustee shall have the right to preserve all records and accounts in original form, or on any microfilm, magnetic tape, or other similar process allowable under law to be admissible into evidence.

                                 ARTICLE X
                      Compensation, Taxes and Expenses
                      --------------------------------

     10.1. Compensation and Expenses. A reasonable compensation as may be agreed upon from time to time between the Corporation and the Trustee and between the Investment Advisory Board and any Asset Manager, Custodian or insurance company, and all costs, disbursements, charges and expenses (except those specifically described in the next sentence) reasonably incurred by the Trustee and the members of the Investment Advisory Board in the administration of this Trust Fund, including any compensation to, and expenses of, agents, attorneys, accountants and other persons employed by the Trustee or the Investment Advisory Board, as certified by the Trustee or a majority of the members of the Investment Advisory Board, will be paid from the Trust Fund, but only to the extent they are not paid by the Companies in such proportions as the Investment Advisory Board shall direct. Expenses solely attributable to the investment of the assets of an Investment Fund (such as brokerage, postage, express, or insurance charges and stock transfer stamps expense), other than compensation payable directly by the Companies or the Trust Fund, shall be paid from that Investment Fund. The Trustee's entitlement to reimbursement thereunder shall not be affected by the resignation or removal of the Trustee or by the termination of the Trust. Unless prohibited by law, and at the discretion of the Corporation, compensation may be paid by the Companies to any member or members of the Investment Advisory Board for services rendered as such.

     10.2. Taxes. All taxes of any and all kinds whatsoever that may be levied or assessed under existing or future laws, domestic or foreign, upon the Trust Fund or the income thereof shall be paid from the Trust Fund.

     The Trustee shall notify the Named Fiduciary of any taxes that may be assessed. In the event that the Named Fiduciary shall determine that the taxes are not lawfully assessed, it may elect to direct the Trustee at the expense of the Trust, or may itself, contest such assessment.

     10.3. Allocation. Any tax or expense paid from the Trust Fund hereunder which is determined by the Named Fiduciary to be specifically allocable to one or more Investment Funds shall be charged against such Investment Fund in such proportions as the Named Fiduciary shall direct the Trustee. Any expense which is allocable to all of the Investment Funds shall be charged against the Trust Fund as a whole.

     10.4. Agents, Attorneys, Accountants, Etc.. The Investment Advisory Board and the Trustee, individually, may employ such agents, attorneys, accountants, and other persons (who may be employed by the Corporation) as in its opinion may be necessary or desirable for the proper administration of the Plan(s) and this Trust Fund and to advise the Investment Advisory Board or the Trustee, as the case may be, and pay them a reasonable compensation. The Investment Advisory Board may delegate in writing to any agent, attorney, accountant, or other person selected by them, and the Trustee, by writing and with the approval of the Investment Advisory Board in any case in which the Trustee is not specifically authorized elsewhere in this Agreement or the Plans to do so, may delegate to any agent, attorney, accountant, or other person selected by it, any specifically described power or duty (except the Trustee may not delegate powers of management or control over Trust assets) vested in, imposed upon, or granted to it by this Agreement or the Plans, as the case may be; and the Investment Advisory Board and the Trustee may act or refrain from acting on the advice or opinion of reputable agents, attorneys, accountants, or other persons selected as above with reasonable diligence, without liability for so doing and without court action, except as otherwise provided by applicable law. The Investment Advisory Board and the Trustee shall give notice to the other of any delegation made pursuant to this Section.

                                 ARTICLE XI
                     Resignation or Removal of Trustee
                     ---------------------------------

     11.1. Resignation or Removal. The Trustee may be removed by the Corporation at any time upon sixty (60) days' notice in writing to the Trustee. The Trustee may resign at any time upon sixty (60) days' notice in writing to the Corporation.

     11.2. Designation of a Successor. Upon the removal or resignation of the Trustee, the Corporation shall either appoint a successor trustee who shall have the same powers and duties as those conferred upon the Trustee hereunder, and upon acceptance of such appointment by the successor trustee, the Trustee shall assign, transfer and pay over the Trust Fund to such successor trustee, or the Corporation shall direct the Trustee to assign, transfer and pay over the Trust Fund to one or more insurance companies pursuant to Insurance Contracts issued to the Plans. If, for any reason, the Corporation cannot or does not act promptly to appoint a successor trustee or designate an insurance company in the event of the resignation or removal of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a successor trustee. Any expenses incurred by the Trustee in connection therewith shall be charged to and paid from the Trust Fund as an expense of administration.

     11.3. Duties of Resigning or Removed Trustee and of Successor Trustee. A trustee that resigns or is removed shall promptly furnish to the Investment Advisory Board and the successor trustee an account of its administration of the Trust from the date of its last account. Each successor trustee shall succeed to the title to the Trust Fund vested in its predecessor without the signing or filing of any further instrument, but each resigning or removed trustee shall execute all documents and do all acts necessary to vest such title of record in the successor trustee. Each successor trustee shall have and enjoy all of the powers conferred by this Agreement as if originally named trustee. Subject to applicable law, no successor trustee shall be personally liable for any act or failure to act of any predecessor trustee and with the approval of the Investment Advisory Board a successor trustee may accept the account rendered and the property delivered to it by a predecessor trustee as a full and complete discharge to the predecessor trustee without incurring any liability or responsibility for so doing.

     11.4. Reserve for Expenses. The Trustee may reserve such amount as it may, in good faith, deem necessary for payment of its fees and expenses in connection with the settlement of its account or otherwise, and any balance of such reserve remaining after the payment of such fees and expenses shall be paid over in accordance with the directions of the Corporation under Section
11.2. The Trustee is authorized to invest such reserves in any investment authorized under the terms of this Agreement appropriate for the temporary investment of cash reserves of trusts.

                                ARTICLE XII
                          Amendment or Termination
                          ------------------------

     12.1. Amendment. Subject to Section 1.4, the Corporation reserves the right at any time and from time to time to amend, in whole or in part, any or all of the provisions of this Agreement by notice thereof in writing delivered to the Trustee; provided, however, no amendment which affects the rights, duties or responsibilities of the Trustee may be made without its prior written consent.

     12.2. Termination. Subject to Section 1.4, the Corporation reserves the right to terminate this Agreement by notice in writing thereof delivered to the Trustee. In the event of termination, the Trustee shall dispose of the Trust Fund, after the payment of, or other provision for, all of its expenses (including any compensation to which the Trustee may be entitled), all in accordance with the written directions of the Corporation.

     12.3. Trustee's Authority to Survive Termination. Until the final distribution of the Trust Fund, the Trustee shall continue to have and may exercise all of the powers and discretions conferred upon it by this Agreement.

     12.4. Approvals. In the event that this Trust Fund does not form a part of a plan subject to the jurisdiction of the Pension Benefit Guaranty Corporation, the Trustee shall distribute all cash, securities and other property then constituting the Trust Fund, less any amounts constituting charges and expenses payable from the Trust Fund, on the date or dates specified by the Investment Advisory Board to such persons and in such manner as the Investment Advisory Board shall direct. In making such distributions, the Trustee shall be entitled to assume that such distributions are in full compliance with and are not in violation of any applicable law regulating the termination of retirement plans such as the Plans.

                                ARTICLE XIII
                                Authorities
                                -----------

     13.1. Corporation. Whenever the provisions of this Agreement specifically require or permit any action to be taken by the Corporation, such action must be by resolution of its Board of Directors or by a person authorized by resolution of its Board of Directors.

     13.2. Form of Communications. Any agreement or understanding between the Corporation and any Person (including an Asset Manager) or any other provision of this Agreement to the contrary notwithstanding, all notices, directions and other communications to the Trustee shall be in writing or in such other form, including transmission by electronic means through the facilities of third parties or otherwise, specifically agreed to in writing by the Trustee. The Trustee shall be fully protected in acting in accordance therewith, but shall not thereby assume responsibility for the failure or breakdown of any such means of communication not due to its own negligence or willful misconduct.

     13.3. Continuation of Authority. The Trustee shall have the right to assume, in the absence of written notice to the contrary, that no event constituting a change in the composition or authority of the Named Fiduciary or membership of the Investment Advisory Board or terminating the authority of any Person, including any Asset Manager, has occurred.

     13.4. No Obligation to Act on Unsatisfactory Notice. The Trustee shall incur no liability under this Agreement for any failure to act pursuant to any notice, direction or any other communication from any Asset Manager, the Corporation, the Named Fiduciary, the Investment Advisory Board, or any other Person or the designee of any of them unless and until it shall have received instructions in a form specified in this Agreement.

                                ARTICLE XIV
                             General Provisions
                             ------------------

     14.1. Governing Law. To the extent that state law shall not have been preempted by the provisions of ERISA or any other law of the United States heretofore or hereafter enacted, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.

     14.2. Entire Agreement. The Trustee's duties and responsibilities to the Plans or any Person interested therein shall be limited to those specifically set forth in this Agreement. No amendment to the Plans or agreement or instrument affecting the Plans or any other document shall affect the Trustee's duties or responsibilities hereunder without its prior written consent.

     14.3. Mistake. No mistake made in good faith and in the exercise of due care in connection with the administration of the Trust Fund shall be deemed to be a breach of the Trustee's duties if, promptly after discovery of the mistake, the Trustee takes whatever action may be practicable in the circumstances to remedy the mistake. Any misstatement or any mistake of fact in any certificate, notice or other document filed with the Corporation, the Investment Advisory Board, the Trustee or any Asset Manager shall be corrected when it becomes known and the Corporation, the Investment Advisory Board, the Trustee or the Asset Manager, as the case may be, shall make such adjustment on account thereof as it considers equitable and practicable.

     14.4. Reliance on Experts. The Trustee may consult with experts (who may be experts employed by the Corporation) including legal counsel, appraisers, pricing services, accountants or actuaries, selected by it with due care with respect to the meaning and construction of this Agreement or any provision hereof, or concerning its powers and duties hereunder, and shall be protected for any action taken or omitted by it in good faith pursuant to or on the basis of the opinion of any such expert.

     14.5. Notices. All notices, reports, annual accounts and other communications from the Trustee to the Corporation, the Named Fiduciary, the Investment Advisory Board, an Asset Manager, or any other Person shall be deemed to have been duly given if mailed, postage prepaid, or delivered in hand to such Person at its address appearing on the records of the Trustee, which address shall be filed with the Trustee at the time of the establishment of the Trust and shall be kept current thereafter by the Named Fiduciary. All directions, notices, statements, objections and other communications to the Trustee shall be deemed to have been given when received by the Trustee at its offices in the form provided in Article XIII.

     14.6. Plan Documents. The Named Fiduciary shall provide the Trustee with complete, current copies of the Plans and the most recent tax qualification letters relative thereto. The Trustee shall be entitled to rely upon the Named Fiduciary's attention to this obligation and shall be under no duty to inquire of any Person as to the existence of any documents not provided hereunder.

     14.7. No Waiver; Reservation of Rights. The rights, remedies, privileges and immunities expressed herein are cumulative and are not exclusive, and the Trustee shall be entitled to claim all other rights, remedies, privileges and immunities to which it may be entitled under applicable law.

     14.8. Descriptive Headings. The captions in this Agreement are solely for convenience of reference and shall not define or limit the provisions hereof.

     14.9. Spendthrift Provision. Except as may be required by law, no interest or claim of interest of any kind of any participant in the Plans under the provisions of this Trust is assignable, nor may any such interest or claim be subject to garnishment, attachment, execution or levy of any kind, and no attempt to transfer, assign, pledge or otherwise encumber or dispose of such interest by act of the Person involved or by operation of law will be recognized.

     14.10. Waiver of Notice. Any notice required under this Agreement may be waived by the Person entitled to such notice.

     14.11. Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular, and the singular shall include the plural.

     14.12. Counterparts. This Agreement may be executed in two or more counterparts, any one of which shall constitute an original without reference to the others.

     14.13. Severability. In case any provisions of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if such illegal or invalid provision had never been set forth in this Agreement.

     14.14. Scope of this Agreement. To the extent the parties are permitted to assign any rights or duties under this Agreement, this Agreement shall be binding upon the Corporation, the Companies, their successors and assigns, and upon the Trustee, the Investment Advisory Board, the Asset Managers, Custodians and their successors and assigns.

     14.15. No Reversion in Companies. The Companies shall have no right, title or interest in the Trust Fund, nor shall any part of the Trust Fund revert or be repaid to a Company, directly or indirectly, unless:

             (a) a contribution is made by such Company by mistake of fact and such contribution is returned to the Company within one year after payment to the Trustee; or

             (b) a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the Company within one year after the disallowance of the deduction.

     The amount of any contribution that may be returned to a Company must be reduced by any portion thereof previously distributed from the Trust Fund and by any losses of the Trust Fund allocable thereto, and in no event may the return of such contribution cause any Plan participant's account balances to be less than the amount of such balances had the contribution not been made under the applicable Plan.

                                 ARTICLE XV
                                Liabilities
                                -----------

     15.1. Liabilities Mutually Exclusive. The Trustee, the Corporation, each member of the Investment Advisory Board, each Company, and each Asset Manager, Custodian and insurance company shall be responsible only for its or his own acts or omissions.

     15.2. Limitation of Liability. To the extent permitted by law, no member of the Investment Advisory Board, no person to whom the Investment Advisory Board properly delegates any portion of its responsibilities under the Trust Fund, and no person who was, is or becomes a director, officer or employee of the Corporation or any of its subsidiaries or affiliates, shall have any personal liability of any nature for any act done or omitted to be done in good faith under or in connection with the Trust Fund.

     15.3. Indemnification. To the extent permitted by law, any member or former member of the Investment Advisory Board, any person who was, is or becomes an officer or director of the Corporation or any of its subsidiaries or affiliates to whom the Investment Advisory Board or the Corporation has delegated any portion of its responsibilities under this Trust Fund, and each of them, shall be indemnified and saved harmless by the Corporation (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Trust Fund) from and against any and all liability to which such persons may be subjected to by reason of any act done or omitted to be done in good faith with respect to the administration of this Trust Fund or the investment of the Trust Fund, including all expenses reasonably incurred in their defense in the event that the Corporation failed to provide such defense after having been requested in writing to do so. In consideration of Bankers' agreeing to enter into this Agreement, the Corporation hereby agrees to hold harmless Bankers, individually and as Trustee, and Bankers' directors, officers, and employees, from and against all amounts, including without limitation taxes, expenses (including reasonable counsel fees), liabilities, claims, damages, actions, suits or other charges, incurred by or assessed against Bankers, individually or as Trustee, or its directors, officers or employees (i) as a direct or indirect result of any act or omission of any predecessor trustee or fiduciary appointed under the Plans; (ii) as a direct or indirect result of anything done in good faith, or alleged to have been done, by Bankers in reliance upon the directions of any Investment Manager (other than Bankers acting as Investment Manager), the Investment Advisory Board, the Corporation, or the Named Fiduciary, or anything omitted to be done in good faith, or alleged to have been omitted, in the absence of such directions, or (iii) as a direct or indirect result of the failure of the Corporation, the Investment Advisory Board, or the Named Fiduciary, to discharge its fiduciary responsibilities with respect to the Plans. Anything hereinabove to the contrary notwithstanding, the Corporation shall have no responsibility to Bankers under subsections (ii) or (iii) of the preceding sentence if Bankers knowingly participated in or knowingly concealed any act or omission of any Person described therein knowing that such act or omission constituted a breach of such Person's fiduciary responsibilities, or if Bankers fails to perform any of the duties specifically undertaken by it under the provisions of this Agreement in the manner herein provided, and in accordance with Section 1.4, or if Bankers fails to act in conformity with duly given and authorized directions hereunder. The Corporation further agrees that the undertaking made in the second sentence of this Section shall be binding on its successors or assigns, and shall survive termination, amendment or restatement of this Agreement, or the resignation or removal of the Trustee, and that this Article shall be construed as a contract between the Corporation and the Trustee according to the laws of the state of New York in effect from time to time.

                                 ARTICLE XVI
                            Plans and Agreement
                            -------------------

     16.1. Adoption of Agreement by Subsidiaries and Affiliates. Any Company which is a subsidiary of the Corporation or which may be affiliated with the Corporation in any way and which is now or may hereafter be organized under the laws of the United States of America, or of any state or Territory thereof, with the approval of the Corporation, and by resolution of its own Board of Directors, may adopt this Agreement, if such subsidiary or affiliate shall have adopted one or more plans qualified under Section 401(a) of the Code, as amended. If any such subsidiary or affiliate so adopts this Agreement, this Agreement shall establish the trust for such plans as are specified by such subsidiary or affiliate and shall constitute a continuation, amendment and restatement of any prior trust for any such plans. Furthermore, the assets of any such plans may be commingled with the assets of other plans held in the Trust Fund pursuant to Section 6.2 hereof. However, the assets of any plan so held in the Trust Fund shall not be subject to any claim arising under any other plan, the assets of which are commingled therewith by the Trustee for investment purposes, and under no circumstances shall any of the assets of one plan be available to provide the benefits under another plan. A separate trust shall be deemed to have been created with respect to each plan of such subsidiary or affiliate.

     16.2. Segregation from Further Participation. The Corporation or any Company may, at any time, segregate a Plan's trust from further participation in this Agreement. In such event, the Investment Advisory Board shall file with the Trustee a document evidencing the Company's or the Corporation's segregation of a Plan from the Trust Fund and its continuance of a separate trust in accordance with the provisions of this Agreement as though such Company or Corporation were the sole creator thereof. In such event, the Trustee shall deliver to itself as Trustee of such separate trust such share of the Trust Fund as may be determined by the Trustee to constitute the appropriate share of the Trust Fund, as confirmed by the Company or the Corporation, then held in respect of the participating employees of such subsidiary or affiliate, and such share shall be governed by a separate trust agreement containing such terms and conditions as are agreed to between the Company or the Corporation and the Trustee. Such Company or the Corporation may thereafter exercise, in respect of such separate trust, all of the rights and powers reserved to the Corporation under the provisions of this Agreement. The equitable share of any Plan participating in the Trust Fund shall be immediately segregated and withdrawn from the Trust Fund if the Plan ceases to be qualified under Section 401(a) of the Code and the Corporation shall promptly notify the Trustee of any determination by the Internal Revenue Service that any Plan has ceased to be so qualified.

     16.3. Segregation of Assets Allocable to Specific Employees. The Investment Advisory Board may at any time direct the Trustee to segregate and withdraw the equitable share of any Plan, or that portion of such equitable share as may be certified to the Trustee by the Investment Advisory Board as allocable to any specified group or groups of employees or beneficiaries. Whenever segregation is required, the Trustee shall withdraw from the Trust Fund such assets as it shall deem to be equal in value to the equitable share to be segregated. Such withdrawal from the Trust Fund shall be in cash or in any property held in such Trust Fund, or in a combination of both, as directed by the Investment Advisory Board. The Trustee shall thereafter hold the assets so withdrawn as a separate trust fund in accordance with the provisions of this Agreement, which shall be construed in respect of such assets as if the Company or the Corporation maintaining such Plan (determined without regard to whether any subsidiaries or affiliates of such employer have joined in such Plan) has been named as the Corporation hereunder. Such segregation shall not preclude later readmission to the Trust Fund.

                                ARTICLE XVII
                          Merger or Consolidation
                          -----------------------

     17.1. Merger or Consolidation of Trustee. Any corporation, or national association, into which the Trustee may be merged or with which it may be consolidated, or any corporation, or national association, resulting from any merger or consolidation to which the Trustee is a party, or any corporation, or national association, succeeding to the trust business of the Trustee hereunder, shall become the successor of the Trustee hereunder, without the execution or filing of any instrument or the performance of any further act on the part of the parties hereto.

     17.2. Merger or Consolidation of Corporation. Any corporation into which the Corporation or any Company may be merged or with which it may be consolidated, or any corporation succeeding to all or a substantial part of the business interests of the Corporation may become the Corporation or Company hereunder by expressly adopting and agreeing to be bound by the terms and conditions of the Plans and this Agreement and so notifying the Trustee to such effect by submission to the Trustee of an appropriate written document.

     17.3. Merger or Consolidation of Plan. In the event that the Investment Advisory Board or the Corporation authorizes and directs that the assets of another plan be merged or consolidated with or transferred to a Plan partici-pating in this Trust Fund, the Trustee shall take no action with regard to such merger, consolidation or transfer until it has been notified in writing that each participant covered under the plan the assets of which are to be merged, consolidated or transferred will immediately after such merger, consolidation or transfer be entitled to a benefit either equal to or then greater than the benefit he would have been entitled to had the plan been terminated.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized and their corporate seals to be hereunto affixed and attested to as of the day and year first above written.


(Corporate Seal)                     FORT HOWARD CORPORATION

Attest:                              By /s/ James W. Nellen II
                                        ----------------------

                                        Title:  Vice President


/s/ Cheryl A. Thomson
-------------------------------------
Title:  Assistant Corporate Secretary





(Corporate Seal)                     BANKERS TRUST COMPANY

Attest:                              By /s/ Gary Cohen
                                        ----------------------

                                        Title:  Vice President


/s/ Robert M. Bynke
--------------------------------------
Title:  Managing Director




STATE OF WI 		)
			) ss.:
COUNTY OF BROWN	)


     On the 29th day of December, 1995, before me personally came
James W. Nellen II to me known, who being by me duly sworn, did depose and say: that he/she resides in Green Bay, Wisconsin; that he/she is the Vice President of FORT HOWARD CORPORATION, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                           /s/Jean M. Ehren
                        ----------------------
                            Notary Public
                            Commission Expires 3/23/97




STATE OF NEW YORK  )
                   ) ss.:
COUNTY OF NEW YORK )


     On the 29th day of December, 1995, before me personally came Gary Cohen to me known, who being by me duly sworn, did depose and say: that he/she resides in New York, New York; that he/she is the Vice President of BANKERS TRUST COMPANY, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.



                           /s/Richard Corazza
                        ----------------------
                            Richard Corazza
                            Notary Public, State of New York
                            No. 31-4638819
                            Qualified in New York County
                            Commission Expires 7/31/96




                                 Exhibit A
                                 ---------



Fort Howard Corporation Profit Sharing Retirement Plan

Harmon Assoc., Corp. Profit Sharing Plan






                                 Appendix A
                                 ----------

                              Investment Funds
                              ----------------



"Conservative" Balanced Investment Fund
"Original" Balanced Investment Fund
"Aggressive" Balanced Investment Fund
Short-Term Investment Fund
Fort Howard Common Stock Fund